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                                                                                   EXHIBIT 11

                              THE FIRST YEARS INC.

      PRIMARY NET INCOME PER SHARE AND FULLY DILUTED NET INCOME PER SHARE

                                                          YEAR ENDED
                                                         DECEMBER 31,        SIX MONTHS ENDED
                                                     ---------------------       JUNE 30,
                                                       1993        1994            1995
                                                     ---------   ---------   ----------------
PRIMARY NET INCOME PER SHARE
Net income available for common shares and common
  stock equivalent shares..........................  $ 796,127   $2,989,374     $2,119,508
                                                     =========   =========      ==========
     Primary net income per share..................      $0.35       $1.31           $0.91
                                                     =========   =========      ==========
SHARES USED IN COMPUTATION
Weighted average common shares outstanding.........  2,248,260   2,248,622       2,251,170
Common stock equivalents - options.................         --      26,725          73,510
                                                     ---------   ---------      ----------
          Total common stock and common stock
            equivalent dilutive shares.............  2,248,260   2,275,347       2,324,680
                                                     =========   =========      ==========
FULLY DILUTED NET INCOME PER SHARE
Net income available for common shares and common
  stock equivalent shares..........................  $ 796,127   $2,989,374     $2,119,508
                                                     =========   =========      ==========
     Fully diluted net income per share............      $0.35       $1.31           $0.91
                                                     =========   =========      ==========
SHARES USED IN COMPUTATION
Weighted average common shares outstanding.........  2,248,260   2,248,622       2,251,170
Common stock equivalents - options.................         --      35,863          79,486
                                                     ---------   ---------      ----------
          Total common stock and common stock
            equivalent dilutive shares.............  2,248,260   2,284,485       2,330,656
                                                     =========   =========      ==========
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